Exhibit 99.1

Enova Announces Second Quarter 2015 Results

 -- U.S. revenue increased 4.3% year over year to $113.4 million in 2Q15

 -- U.S. installment loan and finance receivables revenue rose 39.8% year over year to $43.7 million in 2Q15

 -- U.K. loan originations rose 19% sequentially in 2Q15

CHICAGO, Aug. 5, 2015 /PRNewswire/ -- Enova International (NYSE: ENVA), a technology and analytics driven online lender, today announced financial results for the quarter ended June 30, 2015.

"Our diversification strategy and recent product introductions continue to outperform our expectations and are transforming the makeup of Enova," said David Fisher, CEO of Enova. "This strong performance has provided a partial offset to the decline in our U.K. revenue resulting from regulatory changes, however, we are very encouraged by the sequential improvement in U.K. loan originations during the quarter and believe that our strong regulatory compliance positions us well for future success in the U.K. Moreover, we remain very optimistic about the continued progress and the market potential of our new initiatives in Brazil and China, as well as our near-prime offering in the U.K. and our growing small business products."

Second Quarter 2015 Summary

  Total revenue of $146.3 million in the second quarter of 2015 declined 27.4% from $201.5 million in the second quarter of 2014 as a 4.3% increase in U.S. revenue was offset by a 64.6% decrease in international revenue, primarily due to regulatory changes in the United Kingdom.
  Gross profit margin of 71.6% in the second quarter of 2015 rose 480 basis points from the second quarter of 2014, driven by stricter underwriting standards in the United Kingdom as well as continued enhancements to Enova's U.S. underwriting models.
  Adjusted EBITDA of $41.1 million, a non-GAAP measure, decreased 32.9% from the same quarter last year due to the decrease in revenue, while Adjusted EBITDA margin decreased to 28.1% from 30.4%.
  Net income decreased 64.5% to $10.9 million, or $0.33 per diluted share, in the second quarter of 2015 from $30.6 million, or $0.93 per diluted share, in the second quarter of 2014.

"We are pleased by the continued momentum of our U.S. installment products, driven by the success of our NetCredit near-prime offering along with our expansion into additional states. Our installment loan products continue to represent an increasing portion of our revenue mix, accounting for 39% of total revenue in the second quarter, up from 30% of total revenue for the same quarter last year. In addition, cash flow provided by operating activities during the second quarter of 2015 was $47 million, which we continue to invest back into the business to grow our loan portfolio and support our new initiatives," said Robert Clifton, CFO of Enova.

Outlook

For the third quarter 2015, Enova expects total revenue of $165 million to $185 million and Adjusted EBITDA of $35 million to $45 million. For the full year 2015, Enova now expects total revenue of $650 million to $700 million and Adjusted EBITDA of $170 million to $200 million. The company's full year revenue outlook reflects a slower improvement in the U.K. market than originally anticipated.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 7 a.m. Central Time/ 8 a.m. Eastern Time on August 5, 2015. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-877-870-4263 (1-412-317-0790 for non-U.S. callers). Please ask to be joined to the Enova International Call. A replay of the conference call will be available until August 12, 2015 at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10069111.

About Enova

Enova is a leading provider of online financial services to the large and growing number of customers who use alternative financial services because of their limited access to more traditional credit. As of June 30, 2015, Enova offered or arranged loans for consumers and/or financing for small businesses in all 50 states and Washington D.C. in the United States and in five foreign countries:

  in the United States at https://www.cashnetusa.com, https://www.netcredit.com and
  https://www.headwaycapital.com,
  in the United Kingdom at https://www.quickquid.co.uk, https://www.poundstopocket.co.uk and https://www.onstride.co.uk, in Australia at https://www.dollarsdirect.com.au,
  in Canada at https://www.dollarsdirect.ca,
  in Brazil at https://www.simplic.com.br and
  in China at https://www.youxinyi.cn.

Enova uses its proprietary technology, analytics and customer service capabilities to quickly evaluate, underwrite and fund loans in order to offer customers credit when and how they want it. Headquartered in Chicago, Enova had more than 1,100 employees serving its online customers across the globe as of June 30, 2015.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables

Enova has provided combined loans and finance receivables, which is a non-GAAP measure. Enova also reports allowances and liabilities for estimated losses on loans and finance receivables individually and on a combined basis, which are GAAP measures that are included in Enova's financial statements. Management believes these measures provide investors with important information needed to evaluate the magnitude of potential cost of revenue and the opportunity for revenue performance of the loan and finance receivable portfolio on an aggregate basis. Management believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on Enova's balance sheet since both revenue and the cost of revenue for loans and finance receivables are impacted by the aggregate amount of loans and finance receivables owned by Enova and those guaranteed by Enova as reflected in its financial statements.

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of certain expense items.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes, and stock-based compensation, and Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA and Adjusted EBITDA margin are also useful to investors to help assess Enova's estimated enterprise value. In addition, management believes that the adjustment for lease termination and relocation costs shown below is useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of the expense item. The computation of Adjusted EBITDA and Adjusted EBITDA margin as presented below may differ from the computation of similarly-titled measures provided by other companies.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
(Unaudited)

	June 30,		December 31,
	2015	2014	2014
Assets
Cash and cash equivalents	$96,237	$79,785	$75,106
Loans and finance receivables, net	317,454	291,966	323,611
Other receivables and prepaid expenses	15,381	13,797	16,631
Deferred tax assets	21,646	25,841	25,427
Property and equipment, net	50,549	38,000	33,985
Goodwill	270,246	255,869	255,862
Intangible assets, net	3,705	14	39
Other assets	28,340	22,341	29,536
Total assets	$803,558	$727,613	$760,197
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$70,735	$51,110	$57,277
Related party payable, net	—	11,451	—
Income taxes currently payable	713	—	6,802
Deferred tax liabilities	42,508	48,757	47,953
Long-term debt	494,516	493,863	494,181
Total liabilities	608,472	605,181	606,213
Commitments and contingencies (Note 8)
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 33,000,000 shares issued and outstanding	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	4,210	—	294
Retained earnings	192,255	116,266	156,861
Accumulated other comprehensive (loss) income	(1,379)	6,166	(3,171)
Total stockholders' equity	195,086	122,432	153,984
Total liabilities and stockholders' equity	$803,558	$727,613	$760,197

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue	$146,280	$201,482	$311,956	$409,947
Cost of Revenue	41,536	66,840	80,106	133,276
Gross Profit	104,744	134,642	231,850	276,671
Expenses
Marketing	24,707	30,828	48,863	59,306
Operations and technology	17,554	17,123	35,566	35,008
General and administrative	27,089	26,931	52,655	51,358
Depreciation and amortization	5,033	4,316	10,316	8,434
Total Expenses	74,383	79,198	147,400	154,106
Income from Operations	30,361	55,444	84,450	122,565
Interest expense, net	(12,904)	(7,311)	(26,209)	(12,065)
Foreign currency transaction loss	(31)	(299)	(975)	(400)
Income before Income Taxes	17,426	47,834	57,266	110,100
Provision for income taxes	6,562	17,205	21,872	39,416
Net Income	$10,864	$30,629	$35,394	$70,684
Earnings Per Share:
Earnings per common share:
Basic	$0.33	$0.93	$1.07	$2.14
Diluted	$0.33	$0.93	$1.07	$2.14
Weighted average common shares outstanding:
Basic	33,000	33,000	33,000	33,000
Diluted	33,015	33,000	33,012	33,000

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows provided by operating activities	$134,922	$237,896
Cash flows used in investing activities
Loans and finance receivables	(72,511)	(124,403)
Acquisitions	(17,735)	—
Property and equipment additions	(26,502)	(6,828)
Other investing activities	15	—
Total cash flows used in investing activities	(116,733)	(131,231)
Cash flows used in financing activities	—	(78,810)
Effect of exchange rates on cash	2,942	4,450
Net increase in cash and cash equivalents	21,131	32,305
Cash and cash equivalents at beginning of year	75,106	47,480
Cash and cash equivalents at end of period	$96,237	$79,785

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
GEOGRAPHIC INFORMATION
(dollars in thousands)

The following table presents information on Enova's domestic and international operations for the three and six months ended June 30, 2015 and 2014.

	Three Months Ended June 30,
	2015	2014	$ Change	% Change
Domestic:
Revenue	$113,420	$108,786	$4,634	4.3%
Cost of revenue	40,149	38,731	1,418	3.7
Gross profit	$73,271	$70,055	$3,216	4.6
Gross profit margin	64.6%	64.4%	0.2%	0.3%
International:
Revenue	$32,860	$92,696	$(59,836)	(64.6)%
Cost of revenue	1,387	28,109	(26,722)	(95.1)
Gross profit	$31,473	$64,587	$(33,114)	(51.3)
Gross profit margin	95.8%	69.7%	26.1%	37.5%
Total:
Revenue	$146,280	$201,482	$(55,202)	(27.4)%
Cost of revenue	41,536	66,840	(25,304)	(37.9)
Gross profit	$104,744	$134,642	$(29,898)	(22.2)
Gross profit margin	71.6%	66.8%	4.8%	7.2%

	Six Months Ended June 30,
	2015	2014	$ Change	% Change
Domestic:
Revenue	$232,473	$217,873	$14,600	6.7%
Cost of revenue	74,079	67,834	6,245	9.2
Gross profit	$158,394	$150,039	$8,355	5.6
Gross profit margin	68.1%	68.9%	(0.8)%	(1.1)%
International:
Revenue	$79,483	$192,074	$(112,591)	(58.6)%
Cost of revenue	6,027	65,442	(59,415)	(90.8)
Gross profit	$73,456	$126,632	$(53,176)	(42.0)
Gross profit margin	92.4%	65.9%	26.5%	40.2%
Total:
Revenue	$311,956	$409,947	$(97,991)	(23.9)%
Cost of revenue	80,106	133,276	(53,170)	(39.9)
Gross profit	$231,850	$276,671	$(44,821)	(16.2)
Gross profit margin	74.3%	67.5%	6.8%	10.1%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA
(dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for the three months ended June 30, 2015 and 2014.

Three Months Ended June 30	2015	2014	Change
Cost of revenue	$41,536	$66,840	$(25,304)
Charge-offs (net of recoveries)	41,541	73,784	(32,243)
Average combined loans and finance receivables, gross:
Company owned(a)	342,382	353,675	(11,293)
Guaranteed by Enova(a)(b)	27,980	32,022	(4,042)
Average combined loans and finance receivables, gross (a)(c)	$370,362	$385,697	$(15,335)
Ending combined loans and finance receivables, gross:
Company owned	$368,715	$359,760	$8,955
Guaranteed by Enova(b)	31,539	34,915	(3,376)
Ending combined loans and finance receivables, gross (c)	$400,254	$394,675	$5,579
Ending allowance and liability for losses	$52,689	$69,375	$(16,686)

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	11.2%	17.3%	(6.1)%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	11.2%	19.1%	(7.9)%
Gross profit margin	71.6%	66.8%	4.8%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(d)	13.2%	17.6%	(4.4)%

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO) programs, which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net Income	$10,864	$30,629	$35,394	$70,684
Adjustments (net of tax):
Lease termination and relocation costs(a)	2,170	906	2,170	906
Intangible asset amortization	2	6	4	19
Stock-based compensation expense	1,373	54	2,427	109
Foreign currency transaction loss	19	192	600	257

Adjusted earnings	$14,428	$31,787	$40,595	$71,975

Diluted earnings per share	$0.33	$0.93	$1.07	$2.14
Adjusted earnings per share	$0.44	$0.96	$1.23	$2.18

Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net Income	$10,864	$30,629	$35,394	$70,684
Depreciation and amortization expenses	5,033	4,316	10,316	8,434
Interest expense, net	12,904	7,311	26,209	12,065
Foreign currency transaction loss	31	299	975	400
Provision for income taxes	6,562	17,205	21,872	39,416
Stock-based compensation expense	2,204	85	3,916	170
Adjustments:
Lease termination and relocation costs(a)	3,480	1,415	3,480	1,415

Adjusted EBITDA	$41,078	$61,260	$102,162	$132,584

Adjusted EBITDA margin calculated as follows:
Total Revenue	$146,280	$201,482	$311,956	$409,947
Adjusted EBITDA	41,078	61,260	102,162	132,584
Adjusted EBITDA as a percentage of total revenue	28.1%	30.4%	32.7%	32.3%

(a)

In May 2015, the Company relocated its headquarters and as a result incurred $3.5 million of facility cease-use charges ($2.2 million net of tax) consisting of remaining lease obligations and disposal costs on its prior headquarters.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)

Estimated Adjusted EBITDA for 2015

The following table reconciles estimated Income from operations to Adjusted EBITDA, a non-GAAP measure:

	Estimated Results
	Three Months Ended September 30, 2015
	Low	High
	Unaudited
Income from operations	$28,000	$36,000
Depreciation and amortization	5,000	6,000
Stock-based compensation expense	2,000	3,000
Adjusted EBITDA	$35,000	$45,000

	Estimated Results
	Year Ended December 31, 2015
	Low	High
	Unaudited
Income from operations	$136,520	$162,585
Lease termination and relocation costs(a)	3,480	1,415
Depreciation and amortization	22,000	25,000
Stock-based compensation expense	8,000	11,000
Adjusted EBITDA	$170,000	$200,000

(a)

In May 2015, the Company relocated its headquarters and as a result incurred $3.5 million of facility cease-use charges ($2.2 million net of tax) consisting of remaining lease obligations and disposal costs on its prior headquarters.

Logo - http://photos.prnewswire.com/prnh/20150202/173006LOGO

CONTACT: Public Relations, Kirk Chartier, media@enova.com, or Investor Relations, Monica Gould, Office: (212) 871-3927, IR@enova.com